EXHIBIT 23.2

CONSENT OF LEGAL COUNSEL

We consent to the reference to our firm contained under the heading “Legal Matters” in this Registration Statement on Form S-3 and related Prospectus of Kaydon Corporation dated January 7, 2005. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended (the “Act”) or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

/S/ DYKEMA GOSSETT PLLC
Detroit, Michigan

January 7, 2005